EXHIBIT 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization as of July 24, 2017. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Enterprise Protection Insurance Company	Vermont
Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
New AMTROL Holdings, Inc.	Delaware
AMTROL Inc.	Rhode Island
AMTROL North American Cylinders, LLC	Delaware
Red Hen, LLC	Rhode Island
AMTROL Water Technology, LLC	Delaware
AMTROL Canada Ltd.	Toronto, Canada
AMTROL International Investments Inc.	Rhode Island
AMTROL Holding Netherlands B.V.	Netherlands
AMTROL Holding Portugal, SGPS, Unipessoal, Lda	Portugal
AMTROL-ALFA Metalomecanica, S.A.	Portugal
AMTROL Brasil Representacao Ltda.	Brazil
AMTROL Licensing Inc.	Rhode Island
Cleveland Pickling, Inc.	Delaware
GerCo Holdings, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
WI Ventures, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
dHybrid Systems, LLC	Ohio
Westerman, Inc. (d/b/a Palmer Mfg. & Tank, Inc.)	Ohio
Westerman Acquisition Co., LLC	Ohio
Westerman Rocky Mountain LLC	Ohio
Structural Composites Industries, LLC	Delaware
Worthington Cryogenics, LLC	Ohio
Worthington Cylinder Corporation, LLC	Ohio
Worthington Cylinders Mexico, S. de R.L. de C.V.	Mexico
WI Netherlands Holdings, C.V.	Netherlands
Worthington Industries Global Holdings, LLC	Ohio
Worthington Industries Global Holdings, LLC & Co. OG	Austria
Worthington Industries International S.à.r.l.	Luxembourg
Stako Sp. z.o.o.	Poland
Worthington Cylinders GmbH	Austria
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Mississippi, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Torch, LLC	Ohio
Worthington Energy Group, Inc.	Ohio
Worthington Industries Engineered Cabs, Inc. (d/b/a Angus Industries, Inc.)	Delaware
Worthington Industries Engineered Cabs, LLC (d/b/a Angus-Palm, LLC)	Delaware

Worthington Precision Steel, Inc.	Ohio
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington CDBS Holding, LLC	Ohio
Worthington Steelpac Systems, LLC (d/b/a Worthington Industries Packaging Solutions)	Delaware
Worthington Mid-Rise Construction, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
The Worthington Steel Company, LLC	Ohio
The Worthington Steel Company of Decatur, Inc.	Michigan
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington Steel Rome, LLC	Ohio
Worthington WSP, LLC	Michigan

Joint Ventures
ArtiFlex Manufacturing, LLC (1)	Delaware
4400 Donker Land, LLC	Michigan
Clarkwestern Dietrich Building Systems, LLC (2)	Ohio
Samuel Steel Pickling Company (3)	New York
Serviacero Planos, S.A. de R.L. de C.V. (4)	Mexico
(Serviacero Planos Servicios, S.A. de C.V. (i.e., services company to JV Company) (4)	Mexico
Spartan Steel Coating, LLC (5)	Michigan
TWB Company, L.L.C. (6)	Michigan
Tailor Welded Blanks of Canada, Inc.	Canada
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
Worthington Armstrong Venture (WAVE) (7)	Delaware
Worthington Arıtaş Basınçlı Kaplar Sanayi Anonim Şirketi (8)	Turkey
Worthington Energy Innovations, LLC (9)	Ohio
Worthington Modern Steel Framing System Co., Ltd. (10)	China
Worthington Specialty Processing (WSP) (11)	Michigan
Worthington Taylor, LLC	Michigan
ProCoil Company, LLC	Delaware
Zhejiang Nisshin Worthington Precision Specialty Steel Co., Ltd. (12)	China

(1)	Unconsolidated joint venture with 50% owned by GerCo Holdings, Inc. and 50% owned by ITS-H Holdings, LLC
(2)	Unconsolidated joint venture with 25% owned by Worthington CDBS Holding, LLC and 75% owned by CWBS-MISA, Inc.
(3)	Unconsolidated joint venture with 31.25% owned by Cleveland Pickling, Inc. and 68.75% owned by Samuel Manu-Tech Pickling, Inc.
(4)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(5)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by AK Steel Corporation.
(6)	Consolidated joint venture with 55% owned by Worthington Steel of Michigan, Inc. and 45% owned by a subsidiary of Baoshan Iron & Steel Co., Ltd.
(7)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(8)	Consolidated joint venture with 75% owned by Worthington Industries International S.à r.l. and 25% owned by the founding shareholders

(9)	Consolidated joint venture with 75% owned by Worthington Energy Group, Inc., 20% owned by Thomas E. Kiser and 5% owned by Stonehenge Structured Finance Partners, LLC
(10)	Unconsolidated joint venture with 60% owned by Hubei Modern Urban Construction & Development Group Co., Ltd. and 40% owned by Worthington Industries International S.à.r.l.
(11)	Consolidated joint venture, operating as a general partnership, with 51% owned by Worthington WSP, LLC and 49% by USS WSP, LLC.
(12)	Unconsolidated joint venture with 55% owned by Nisshin Steel Co., Ltd., 35% owned by Marubeni-Itochu Steel Inc., and 10% owned by Worthington Industries International S.à.r.l.